UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 9, 2013

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ServiceSource International, Inc.
(Exact name of Registrant as specified in its charter)

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Delaware	001-35108	81-0578975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

634 Second Street
San Francisco, California 94107
(Address of principal executive offices, including zip code)

(415) 901-6030
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

As previously disclosed, Richard Campione was elected to the Board of Directors (the "Board") of ServiceSource International, Inc. (the "Company") on November 29, 2012. On December 19, 2012, the Company entered into a consulting agreement with Mr. Campione under which Mr. Campione provides certain software consulting services to the Company. Mr. Campione will be paid up to a maximum of $240,000 for consulting services provided during the term of the agreement, which ends March 31, 2013. This consulting agreement likely constitutes a related party transaction between Mr. Campione and the Company because the amounts payable are expected to exceed $120,000, which will require reporting under Section 404(a) of Regulation S-K. The Audit Committee of the Board has pre-approved this consulting agreement in accordance with the Company's formal policy regarding related party transactions. Given this consulting relationship, Mr. Campione likely will not be considered an independent director of the Board, and, as a result, Mr. Campione will no longer serve on the Nominating and Corporate Governance Committee of the Board. Mr. Campione will continue to receive outside director compensation from the Company as previously disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2013

SERVICESOURCE INTERNATIONAL, INC.

By:	/s/ Paul D. Warenski
Name:	Paul D. Warenski
Title:	Executive Vice President, General Counsel and Secretary